UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2014 (May 15, 2014)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On May 15, 2014, Overland Storage, Inc., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sphere 3D Corporation, an Ontario corporation (“Sphere”), and S3D Acquisition Company, a California corporation and wholly owned subsidiary of Sphere (“Merger Sub”). The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”), and as a result the Company will continue as the surviving operating corporation and a wholly owned subsidiary of Sphere.

Each of the Boards of Directors of Sphere and Merger Sub, and the Board of Directors of the Company (upon the unanimous recommendation of a special committee of independent directors of the Company (the “Special Committee”)) have approved the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company (“Common Stock”) will be canceled and extinguished and automatically converted into the right to receive a fraction of a fully paid and nonassessable Parent Common Share equal to the Exchange Ratio . The “Exchange Ratio” shall be equal to 0.510594 plus the quotient obtained by dividing (x) the number of shares of common stock of Sphere held by the Company immediately prior to the closing of the Merger by (y) 18,495,865.20 plus the quotient obtained by dividing (A) (i)105% of the principal amount of any indebtedness of the Company to Cyrus Capital Partners and its affiliates repaid by the Company on or after the date of the Merger Agreement and prior to the closing of the Merger divided by (ii) 8.675 by (B) 18,495,865.20. The Merger Agreement contains reciprocal operating covenants requiring operation of the Company and Sphere in the ordinary course of business, as well as customary negative covenants.

At the Effective Time, all outstanding warrants to purchase the Common Stock (the “Company Warrants”), options to purchase Common Stock (the “Company Options”) and all outstanding awards of restricted stock units with respect to Company Common Stock (“Company RSUs”), whether or not vested or exercisable at the Effective Time, shall be assumed by Sphere. All outstanding awards of stock appreciation rights with respect to the Common Stock will be cancelled at the Effective Time.

In connection with the Merger Agreement, Sphere agreed to loan the Company up to $5 million dollars (the “Financing”) pursuant to a note to be issued to Sphere by the Company (the “Note”). The Note will be subordinated to certain existing indebtedness of the Company and will be secured by inventory of the Company and shares of common stock of Sphere owned by the Company. The Financing shall be made in two installments, with the first borrowing to occur by no later than May 19, 2014 and the second borrowing to occur on or about June 3, 2014.

The Merger Agreement provides that, upon consummation of the Merger Sphere shall cause two nominees of the Company to be appointed to the board of directors of Parent, in addition to Eric Kelly who will remain as a Sphere director.

Conditions to Closing

The completion of the Merger is subject to the approval of shareholders of the Company. In addition, the Merger is subject to other customary closing conditions, including, among others, (i) the declaration by the Securities and Exchange Commission (“SEC”) of the effectiveness of the Registration Statement on Form F-4 to be filed with the SEC, (ii) Sphere having received all state securities authorizations necessary for the issuance of shares of Sphere’s common stock, (iii) the shares of Sphere’s common stock issuable pursuant to the Merger Agreement shall have been approved for listing on the TSX Venture Exchange (the “TSXV”) and on the NASDAQ Capital Market, subject, in the case of the TSXV, to the making of certain prescribed filings as soon as possible following the closing of the Merger, and (iii) the shares of Sphere’s common stock issuable pursuant to the Merger Agreement shall have been approved for listing on the TSX Venture Exchange (the “TSXV”) and on the NASDAQ Capital Market, subject, in the case of the TSXV, to the making of certain prescribed filings as soon as possible following the closing of the Merger.

Representations and Warranties; Covenants

Each of the Company and Sphere has agreed to customary and generally reciprocal representations, warranties and covenants in the Merger Agreement. Among these covenants, both the Company and Sphere have agreed (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger. Further, the Company has agreed not to solicit alternative transactions or, except under limited circumstances to permit the Company’s Board of Directors to comply with its fiduciary duties, participate in any discussions or negotiations, or furnish to third parties any information, with respect thereto.

Termination

The Merger Agreement contains certain termination rights for both the Company and Sphere, including in the event that the Merger is not consummated by December 31, 2015 (subject to extension to January 31, 2015 in certain circumstances), or if the requisite stockholder approvals is not received. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by the Company as a result of the Company entering into an agreement for an alternative transaction , the Company may be required to pay to Sphere a termination fee of $3.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an Exhibit to hereto by amendment.

Voting Agreements

As a condition to its willingness to enter into the Merger Agreement, Sphere entered into voting agreements (the “Voting Agreements”), dated as of May 15, 2014, with various shareholders of the Company, pursuant to which the shareholders agreed, upon the terms and subject to the conditions set forth therein, (a) to vote their shares of the Company’s common stock for the Merger and against any competing transaction that may be proposed and (b) to not sell or otherwise transfer their shares, except in connection with Merger. The shareholders of the Company entering into the voting agreements collectively hold approximately 64% of the outstanding shares of the Company.

A form of Voting Agreement will be filed as an Exhibit hereto by amendment. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 8.01	Other Events

A copy of a joint press release issued by the Company and Sphere on May 15, 2014, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed combination of the Company and Sphere. In connection with the proposed business combination, Sphere intends to file relevant materials with the SEC, including a registration statement on Form F-4 that will include a proxy statement of the Company that also constitutes a prospectus of the Sphere. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT AND PROSPECTUS INCLUDED THEREIN, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. Such documents are not currently available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, unforeseen changes in the course of the Company’s business or Sphere’s business; any increase in Sphere’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities with respect to the Company or Sphere; and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits

The agreements included as exhibits to this report contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release issued by the Company and Sphere, dated May 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: May 15, 2015	/s/ Kurt L. Kalbfleisch
Name: Kurt L. Kalbfleisch Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company and Sphere, dated May 15, 2014